Stacey Yonkus
                                                   Director, Investor Relations
                                                                 (212) 885-2512
                                                        investor@asburyauto.com

                                                         Reporters May Contact:
                                                                    David Shein
                                                              RFBinder Partners
                                                                 (212) 994-7514
                                                       David.Shein@RFBinder.com



                         Asbury Automotive Group Reports
                        Second Quarter Financial Results

              -- Income from Continuing Operations Increased 9% --

                      -- Same-Store Retail Revenue Rose 9%;
                 Same-Store Retail Gross Profit Increased 7% --


New York, NY, July 28, 2005 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the second quarter and six months ended June 30, 2005.

Income from continuing operations for the second quarter increased 9 percent to $17.5 million, or $0.54 per diluted share, compared with $16.0 million, or $0.49 per diluted share, in last year's second quarter. Net income for the second quarter was $16.0 million, or $0.49 per diluted share compared to $14.7 million, or $0.45 per diluted share, for the second quarter of 2004.

For the first six months of 2005, income from continuing operations was $28.0 million, or $0.85 per diluted share, including after-tax costs of $2.2 million, or $0.07 per diluted share, related to the Company's regional restructuring. Excluding the restructuring costs, income from continuing operations increased 12 percent to $30.2 million, or $0.92 per diluted share, from $26.9 million, or $0.82 per diluted share, in the prior year-to-date period. Net income for the first half of 2005 was $25.6 million, or $0.78 per diluted share, as compared to $25.1 million, or $0.77 per diluted share, for the first half of 2004.

Additional financial highlights for the second quarter of 2005, as compared to the corresponding period a year ago, included:

o Total revenue for the quarter was approximately $1.5 billion, up 12 percent. Total gross profit was $221.4 million, a 10 percent increase.
o Same-store retail revenue and gross profit (excluding fleet and wholesale revenue) increased 9 and 7 percent, respectively.
o New vehicle retail revenue rose 10 percent (6 percent same-store), and unit sales increased 7 percent (3 percent same-store). New vehicle retail gross profit increased 6 percent (3 percent same-store).
o Used vehicle retail revenue increased 19 percent (16 percent same-store), and unit sales rose 10 percent (6 percent same-store). Used vehicle retail gross profit increased 12 percent (10 percent same-store).

o Parts, service and collision repair revenue increased 13 percent (11 percent same-store), while the related gross profit rose 10 percent (8 percent same-store).
o Net finance and insurance (F&I) revenue rose 11 percent (7 percent same-store). F&I per vehicle retailed (PVR) increased 3 percent to $913, and platform F&I PVR rose 5 percent to $883.
o As a percentage of gross profit, selling, general and administrative (SG&A) expenses for the quarter were 77.0 percent, compared to 77.5 percent in the prior year. Excluding rent expense, SG&A expenses were 71.4 percent, down 180 basis points compared to the prior year. Rent expense was higher in 2005 principally due to a sale-leaseback transaction in July 2004 that had the effect of increasing rent while reducing interest and depreciation expense.

President and CEO Kenneth B. Gilman commented, "I am pleased with our ability to achieve solid top and bottom-line results this quarter. During a very promotional new car environment, which was highlighted by General Motors' generous "employee discount" program, our business model once again turned in a solid performance. Of particular note is the performance of our used car operations where we achieved substantial gains in both same-store retail revenue and gross profit. We believe these gains can be attributed to earlier programs put in place to develop this area of the business. Despite this success, I still believe additional opportunity exists in used cars, especially in the lower-priced end of the market."

Mr. Gilman continued, "Our services businesses once again turned in strong performances and, when combined with our used vehicle business, more than offset continued pressure on new vehicle gross margins. For the quarter, fixed operations and finance and insurance generated 8 and 7 percent gains in same-store gross profit, respectively, well ahead of our ongoing objective of 3 to 5 percent increases. Our parts and service business continues to benefit from our decision two years ago to focus more resources on targeted investments in people, capacity expansion, new equipment and better training for our service advisors."

J. Gordon Smith, Senior Vice President and CFO, said, "We remained on track during the quarter with the implementation of our regional reorganization program, and have already achieved most of the expected cost savings. We continue to believe the restructuring will deliver cost reductions in the second half of 2005 and into 2006, with annualized savings of approximately $0.10 per share. In addition, cost containment initiatives that were put in place several quarters ago have begun to yield tangible results, and we believe will continue to produce additional savings in the future."

Mr. Smith continued, "Portfolio management has been another important focus during the year. The further streamlining of our dealership portfolio through the divestiture of under-performing stores eliminates some considerable distractions and enhances the Company's overall productivity. Specifically, three stores that we decided to sell in the second quarter of 2005 lost approximately $0.02 per diluted share during the quarter, which is included in discontinued operations. The remaining $0.03 loss from discontinued operations principally relates to stores sold in 2005 but placed in discontinued operations in 2004. On the acquisition front, we've been a bit selective in our approach, unwilling to pay above market prices to induce owners to sell. As a result, we expect the year to come in below the low end of our previously announced acquisition target of adding $300 million in annualized revenues."

Commenting on earnings guidance for 2005, the Company noted that it has raised its expected range of estimates for earnings per share from continuing operations to between $1.74 and $1.80. This range does not reflect the net costs resulting from the regional reorganization currently estimated at $0.03 per share, nor the potential adoption of Statement of Financial Accounting
Standard 123(R).

Asbury will host a conference call to discuss its second quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 800-540-0559; international callers, please dial 785-832-1508. No access code is required. A conference call replay will be available approximately two hours following the call for 14 days and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 9363044, or by logging onto the Company's website.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2004 revenue of approximately $5.3 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 94 retail auto stores, encompassing 129 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)



                                              For the Three Months Ended     For the Six Months Ended
                                                       June 30,                       June 30,
                                              --------------------------    --------------------------
                                                  2005           2004           2005           2004
                                              -----------    -----------    -----------    -----------
REVENUES:
    New vehicle ...........................   $   903,767    $   814,427    $ 1,688,962    $ 1,494,018
    Used vehicle ..........................       366,917        316,278        705,023        615,330
    Parts, service and collision repair ...       164,529        146,085        322,696        283,933
    Finance and insurance, net ............        41,646         37,453         79,334         68,374
                                              -----------    -----------    -----------    -----------
         Total revenues ...................     1,476,859      1,314,243      2,796,015      2,461,655

COST OF SALES:
    New vehicle ...........................       841,065        755,381      1,571,227      1,383,735
    Used vehicle ..........................       335,403        289,033        643,015        561,044
    Parts, service and collision repair ...        79,016         68,224        154,701        134,172
                                              -----------    -----------    -----------    -----------
         Total cost of sales ..............     1,255,484      1,112,638      2,368,943      2,078,951
                                              -----------    -----------    -----------    -----------

GROSS PROFIT ..............................       221,375        201,605        427,072        382,704

OPERATING EXPENSES:
    Selling, general and administrative ...       170,551        156,332        338,358        300,694
    Depreciation and amortization .........         5,102          5,084         10,037          9,947
                                              -----------    -----------    -----------    -----------
         Income from operations ...........        45,722         40,189         78,677         72,063

OTHER INCOME (EXPENSE):
    Floor plan interest expense ...........        (7,977)        (4,883)       (14,973)        (9,128)
    Other interest expense ................       (10,131)       (10,186)       (19,619)       (20,506)
    Interest income .......................           235            109            491            381
    Other income (expense) ................           186            152            158            (59)
                                              -----------    -----------    -----------    -----------
         Total other expense, net .........       (17,687)       (14,808)       (33,943)       (29,312)
                                              -----------    -----------    -----------    -----------
         Income before income taxes .......        28,035         25,381         44,734         42,751

INCOME TAX EXPENSE ........................        10,513          9,341         16,775         15,855
                                              -----------    -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS .........        17,522         16,040         27,959         26,896

DISCONTINUED OPERATIONS, net of tax .......        (1,536)        (1,292)        (2,332)        (1,784)
                                              -----------    -----------    -----------    -----------
         Net income .......................   $    15,986    $    14,748    $    25,627    $    25,112
                                              ===========    ===========    ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
    Continuing operations .................   $      0.54    $      0.49    $      0.86    $      0.83
    Discontinued operations ...............         (0.05)         (0.04)         (0.07)         (0.06)
                                              -----------    -----------    -----------    -----------
    Net income ............................   $      0.49    $      0.45    $      0.79    $      0.77
                                              ===========    ===========    ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
    Continuing operations .................   $      0.54    $      0.49    $      0.85           0.82
    Discontinued operations ...............         (0.05)         (0.04)         (0.07)         (0.05)
                                              -----------    -----------    -----------    -----------
    Net income ............................   $      0.49    $      0.45    $      0.78    $      0.77
                                              ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic .................................        32,604         32,470         32,596         32,452
                                              ===========    ===========    ===========    ===========

    Diluted ...............................        32,725         32,656         32,753         32,688
                                              ===========    ===========    ===========    ===========

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                     As Reported for the                          Same Store for the
                                                 Three Months Ended June 30,                  Three Months Ended June 30,
                                           -----------------------------------------   -----------------------------------------
                                              2005                  2004                  2005                  2004
                                           ----------            ----------            ----------            ----------

RETAIL VEHICLES SOLD:
   New units ..........................        29,094    63.8%       27,114    64.3%       27,866    63.5%       27,114    64.3%
   Used units .........................        16,520    36.2%       15,072    35.7%       16,005    36.5%       15,072    35.7%
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total units ...................        45,614   100.0%       42,186   100.0%       43,871   100.0%       42,186   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

REVENUE:
   New retail .........................    $  879,202    59.5%   $  798,482    60.8%   $  848,376    59.3%   $  798,482    60.8%
   Used retail ........................       279,451    18.9%      234,321    17.8%      272,140    19.0%      234,321    17.8%
   Parts, service and collision repair        164,529    11.2%      146,085    11.1%      162,302    11.4%      146,085    11.1%
   Finance and insurance, net .........        41,646     2.8%       37,453     2.9%       40,082     2.8%       37,453     2.9%
                                           ----------            ----------            ----------            ----------
        Total retail revenue ..........     1,364,828             1,216,341             1,322,900             1,216,341

   Fleet ..............................        24,565     1.7%       15,945     1.2%       23,346     1.6%       15,945     1.2%
   Wholesale ..........................        87,466     5.9%       81,957     6.2%       84,552     5.9%       81,957     6.2%
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total revenue .................    $1,476,859   100.0%   $1,314,243   100.0%   $1,430,798   100.0%   $1,314,243   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

GROSS PROFIT
   New retail .........................    $   61,903    28.0%   $   58,397    29.0%   $   59,975    27.8%   $   58,397    29.0%
   Used retail ........................        31,487    14.2%       28,050    13.9%       30,763    14.3%       28,050    13.9%
   Parts, service and collision repair         85,513    38.6%       77,861    38.6%       84,015    38.9%       77,861    38.6%
   Finance and insurance, net .........        41,646    18.8%       37,453    18.6%       40,082    18.6%       37,453    18.6%
                                           ----------            ----------            ----------            ----------
        Total retail gross profit .....       220,549               201,761               214,835               201,761

   Fleet ..............................           799     0.4%          649     0.3%          808     0.4%          649     0.3%
   Wholesale ..........................            27      --          (805)   (0.4%)          52      --          (805)   (0.4%)
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total gross profit ............    $  221,375   100.0%   $  201,605   100.0%   $  215,695   100.0%   $  201,605   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

   SG&A expenses excluding rent expense    $  158,007            $  147,521            $  153,424            $  147,060
   SG&A (excluding rent expense) as a
     percent of gross profit ..........         71.4%                 73.2%                 71.1%                 72.9%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail .........................    $    2,128            $    2,154            $    2,152                 2,154
   Used retail ........................         1,906                 1,861                 1,922                 1,861
   Finance and insurance, net .........           913                   888                   914                   888
   Platform finance and insurance, net            883                   843                   882                   843

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)


                                                    As Reported for the                          Same Store for the
                                                  Six Months Ended June 30,                   Six Months Ended June 30,
                                           -----------------------------------------   -----------------------------------------
                                              2005                  2004                  2005                  2004
                                           ----------            ----------            ----------            ----------
RETAIL VEHICLES SOLD:
   New units ..........................        53,997    62.8%       49,692    62.5%       51,264    62.4%       49,692    62.5%
   Used units .........................        32,027    37.2%       29,795    37.5%       30,908    37.6%       29,795    37.5%
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total units ...................        86,024   100.0%       79,487   100.0%       82,172   100.0%       79,487   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

REVENUE:
   New retail .........................    $1,639,052    58.6%   $1,467,999    59.6%   $1,567,930    58.4%   $1,467,999    59.6%
   Used retail ........................       531,931    19.0%      458,351    18.6%      514,403    19.1%      458,351    18.6%
   Parts, service and collision repair        322,696    11.6%      283,933    11.5%      313,819    11.7%      283,933    11.5%
   Finance and insurance, net .........        79,334     2.8%       68,374     2.8%       76,057     2.8%       68,374     2.8%
                                           ----------            ----------            ----------            ----------
        Total retail revenue ..........     2,573,013             2,278,657             2,472,209             2,278,657

   Fleet ..............................        49,910     1.8%       26,019     1.1%       48,418     1.8%       26,019     1.1%
   Wholesale ..........................       173,092     6.2%      156,979     6.4%      165,545     6.2%      156,979     6.4%
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total revenue .................    $2,796,015   100.0%   $2,461,655   100.0%   $2,686,172   100.0%   $2,461,655   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

GROSS PROFIT
   New retail .........................    $  116,335    27.2%   $  109,268    28.5%   $  111,467    27.0%   $  109,268    28.5%
   Used retail ........................        60,870    14.3%       55,179    14.4%       59,150    14.4%       55,179    14.4%
   Parts, service and collision repair        167,995    39.3%      149,761    39.1%      163,134    39.6%      149,761    39.1%
   Finance and insurance, net .........        79,334    18.6%       68,374    17.9%       76,057    18.4%       68,374    17.9%
                                           ----------            ----------            ----------            ----------
        Total retail gross profit .....       424,534               382,582               409,808               382,582

   Fleet ..............................         1,400    0.3%         1,015    0.3%         1,404     0.3%        1,015     0.3%
   Wholesale ..........................         1,138    0.3%          (893)  (0.2%)        1,125     0.3%         (893)   (0.2%)
                                           ----------   -----    ----------   -----    ----------   -----    ----------   -----
        Total gross profit ............   $   427,072    100.0%  $  382,704   100.0%   $  412,337   100.0%   $  382,704   100.0%
                                           ==========   =====    ==========   =====    ==========   =====    ==========   =====

   SG&A expenses excluding
     reorganization costs .............   $   309,493            $  283,701            $  297,134            $  283,240
   SG&A (excluding reorganization
     costs and rent) as a percent of
     gross profit .....................         72.5%                 74.1%                 72.1%                 74.0%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail .........................         2,154                 2,199                 2,174                2,199
   Used retail ........................         1,901                 1,852                 1,914                1,852
   Finance and insurance, net .........           922                   860                   926                  860
   Platform finance and insurance, net            892                   821                   894                  821


Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                             As of            As of
                                        June 30, 2005   December 31, 2004
                                        -------------   -----------------
BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents ..........   $   11,049       $   28,093
   Inventories ........................      722,160          761,557
   Total current assets ...............    1,116,385        1,143,506
   Floor plan notes payable ...........      613,137          650,948
   Total current liabilities ..........      829,333          847,510

CAPITALIZATION:
   Long-term debt (including current
     portion) .........................   $  509,344       $  526,415
   Stockholders' equity ...............      504,456          481,733
                                          ----------       ----------
        Total .........................   $1,013,800       $1,008,148
                                          ==========       ==========

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


The Company evaluates finance and insurance gross profit performance on a per-vehicle retailed basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. The Company believes that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company's finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.

                                                             As Reported For the Three   Same Store For the Three
                                                               Months Ended June 30,      Months Ended June 30,
                                                             -------------------------   ------------------------
                                                                  2005       2004            2005        2004
                                                               --------    --------        --------    --------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO
   PLATFORM FINANCE AND INSURANCE GROSS PROFIT:
   Finance and insurance, net ............................     $ 41,646    $ 37,453        $ 40,082    $ 37,453
   Less:  corporate finance and insurance ................       (1,367)     (1,906)         (1,367)     (1,906)
                                                               --------    --------        --------    --------
        Platform finance and insurance, net ..............     $ 40,279    $ 35,547        $ 38,715    $ 35,547
                                                               ========    ========        ========    ========

RETAIL VEHICLES SOLD:
    New retail units .....................................       29,094      27,114          27,866      27,114
    Used retail units ....................................       16,520      15,072          16,005      15,072
                                                               --------    --------        --------    --------
         Total units .....................................       45,614      42,186          43,871      42,186
                                                               ========    ========        ========    ========


                                                              As Reported For the Six    Same Store For the Six
                                                               Months Ended June 30,      Months Ended June 30,
                                                             -------------------------   ------------------------
                                                                  2005       2004            2005        2004
                                                               --------    --------        --------    --------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO
   PLATFORM FINANCE AND INSURANCE GROSS PROFIT:
   Finance and insurance, net ............................     $ 79,334    $ 68,374        $ 76,057    $ 68,374
   Less:  corporate finance and insurance ................       (2,570)     (3,149)         (2,570)     (3,149)
                                                               --------    --------        --------    --------
        Platform finance and insurance, net ..............     $ 76,764    $ 65,225        $ 73,487    $ 65,225
                                                               ========    ========        ========    ========

RETAIL VEHICLES SOLD:
    New retail units .....................................       53,997      49,692          51,264      49,692
    Used retail units ....................................       32,027      29,795          30,908      29,795
                                                               --------    --------        --------    --------
          Total units ....................................       86,024      79,487          82,172      79,487
                                                               ========    ========        ========    ========

The Company's operating income was largely impacted by restructuring costs incurred during the first quarter of 2005 and incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004. The Company believes that excluding the restructuring costs and rent expense from the selling, general and administrative expenses provides a more meaningful basis to measure the results of the Company's operations compared to that of the prior year period. A reconciliation of the Company's adjusted selling, general and administrative expenses is presented below.

                         As Reported for the   As Reported for the
                         Three Months Ended    Three Months Ended
                            June 30, 2005        June 30, 2004        Variance
                         -------------------   --------------------   ---------

SG&A expenses ........        $170,551               $156,332          $ 14,219
Less: Rent expense ...         (12,544)                (8,811)           (3,733)
                              --------               --------          --------
Adjusted SG&A expenses        $158,007               $147,521          $ 10,486
                              ========               ========          ========

                          Same Store Results     Same Store Results
                         for the Three Months   for the Three Months
                         Ended June 30, 2005    Ended June 30, 2004    Variance
                         --------------------   --------------------   ---------

SG&A expenses ........        $165,269               $155,855          $  9,414
Less: Rent expense ...         (11,845)                (8,795)           (3,050)
                              --------               --------          --------
Adjusted SG&A expenses        $153,424               $147,060          $  6,364
                              ========               ========          ========


                          As Reported for the   As Reported for the
                           Six Months Ended      Six Months Ended
                             June 30, 2005         June 30, 2004      Variance
                         --------------------   --------------------   ---------

SG&A expenses ...........     $338,358               $300,694          $ 37,664
Less: Restructuring costs       (3,566)                    --            (3,566)
      Rent expense ......      (25,299)               (16,993)           (8,306)
                              --------               --------          --------
Adjusted SG&A expenses ..     $309,493               $283,701          $ 25,792
                              ========               ========          ========


                         Same Store Results     Same Store Results
                         for the Six Months     for the Six Months
                         Ended June 30, 2005    Ended June 30, 2004    Variance
                         --------------------   --------------------   ---------

SG&A expenses ...........     $324,171               $300,217          $ 23,954
Less: Restructuring costs       (3,566)                    --            (3,566)
      Rent expense ......      (23,471)               (16,977)           (6,494)
                              --------               --------          --------
Adjusted SG&A expenses ..     $297,134               $283,240          $ 13,894
                              ========               ========          ========

The Company defines income from continuing operations as net income less discontinued operations. We believe that excluding certain items from income from continuing operations for the six months ended June 30, 2005 and 2004, provides a more meaningful basis to measure the results of our operations. A reconciliation of our net income to adjusted income from continuing operations is presented below.


                                                         For the Six Months
                                                           Ended June 30,
                                                         ------------------
                                                          2005      2004
                                                         -------   -------

RECONCILIATION OF NET INCOME TO ADJUSTED
   INCOME FROM CONTINUING OPERATIONS:
   Net income ........................................    25,627    25,112
   Discontinued operations ...........................     2,332     1,784
                                                         -------   -------
   Income from continuing operations .................    27,959    26,896

Tax affected reorganization costs (a) ................     2,229      --
                                                         -------   -------
Adjusted income from continuing operations ...........   $30,188   $26,896
                                                         =======   =======

RECONCILIATION OF NET INCOME PER DILUTED COMMON
   SHARE TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
   PER DILUTED COMMON SHARE:
   Net income ........................................   $  0.78   $  0.77
   Discontinued operations ...........................      0.07      0.05
                                                         -------   -------
   Income from continuing operations .................      0.85      0.82

   Tax affected reorganization costs (a) .............      0.07      --
                                                         -------   -------
   Adjusted income from continuing operations ........   $  0.92   $  0.82
                                                         =======   =======

Weighted average common shares outstanding (diluted):     32,753    32,688
                                                         =======   =======


(a) During the first six months of 2005, the Company incurred severance costs of $3,566 ($2,229 net of tax) associated with our previously announced reorganization.